SCHEDULE TO LOAN AND SECURITY AGREEMENT

DATED:  November 8, 2012

This Schedule is part of the Agreement between:

CRESTMARK COMMERCIAL CAPITAL LENDING LLC (“CRESTMARK”)

726 HIGHLANDIA DRIVE

BATON ROUGE, LA 70810

ATTN:  CHRISTY MORGAN, 1ST VICE PRESIDENT, LEGAL

FACSIMILE #:  (225) 906-1004

AND

KMHVC, INC.

710 POST OAK ROAD, SUITE 400

HOUSTON, TX 77024

APACHE ENERGY SERVICES, LLC

710 POST OAK ROAD, SUITE 400

HOUSTON, TX 77024

ATTN:  MATTHEW C. FLEMMING

FACSIMILE #: (713) 613-2908

(individually and collectively “BORROWER”)

The following paragraph numbers correspond to paragraph numbers contained in the Agreement.

2.

LOAN; LOAN ADVANCES.

Advance Formula: Advances of the Loan may be measured against a percentage of Eligible Accounts.

The Loan Amount may not exceed an amount which is the lesser of:

(a)

One Million and no/100 Dollars ($1,000,000.00) (“Maximum Amount”); or

(b)

Eighty percent (80%) of Eligible Accounts (the “Advance Formula”).

Crestmark in its sole discretion may raise or lower any percentage advance rate with respect to the Advance Formula.

Eligible Accounts are accounts that arise in the ordinary course of business, are represented by an invoice, are presently due, are free from any dispute, are not from any parent, subsidiary or affiliate of Borrower, and are acceptable to Crestmark in its sole discretion.  Excluded from Eligible Accounts are accounts that: (i) are more than 90 days from invoice date; (ii) are from an Account Debtor located outside the United States; (iii) are from an Account Debtor on a bill and hold, guaranteed sale, C.O.D. sale, return sale of any kind, sale on approval, consignment or other conditional sale; (iv) are for tooling; (v) are contra accounts or are from an Account Debtor who is owed money by Borrower; or (vi) are in excess of thirty percent (30%) cross aging.

Crestmark will determine in its sole discretion whether any Collateral is eligible for an Advance, but no Collateral will be considered eligible unless the requirements set forth above are met.  Regardless of whether any Collateral is eligible, it is still part of the Collateral securing the Obligations.

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Prior to any request for an Advance Borrower must furnish to Crestmark invoices, credit memos, purchase orders, evidence of delivery, proof of shipment, timesheets or any other documents Crestmark requests, in its sole discretion, with respect to the Accounts that Borrower is tendering to Crestmark to support the Advance (“Account Documents”). Crestmark will endeavor to provide the requested Advance by the end of the next business day following the date it receives the request as long as the complete package of information for the request has been received by Crestmark by 3:00 p.m. Central Time on the date of the request for the Advance.  All requests for funding will be subject to Crestmark’s then standard fees for electronic funds transfer, wire transfers and check services.

Each time an Advance is made, the amount of the Obligations will be increased by the amount of the Advance.  Three (3) business days (“Clearance Days”) after checks, ACH or wire transfers or other credit instruments are applied to a specific invoice, Crestmark will credit the Loan Account with the net amount actually received. On the date a collection is applied to a specific invoice Borrower will receive immediate credit on such funds in determining availability for Advances.

When Crestmark receives a payment from an Account Debtor, it will attempt to apply it against the appropriate Account Debtor and invoice according to the Account Debtor’s remittance advice.  If it is not clear which Account Debtor or invoice the payment is to be applied against, Crestmark may contact Borrower or the payor for assistance.  Unless there is clear error, the application of payments by Crestmark is final.

4.

FEES AND EXPENSES.   The following fees will be paid by Borrower (these Fees are in addition to the Fees set forth in the Note or elsewhere in the Agreement):

Misdirected Payment Fee:  Borrower will pay Crestmark a misdirected payment fee in an amount equal to fifteen percent (15%) of the amount of any payment where said payment has been received by Borrower and not immediately delivered in kind or the proceeds paid by Borrower to Crestmark.

Monthly Maintenance Fee:  Each month Borrower will pay Crestmark a monthly maintenance fee (the "Maintenance Fee") of nine-tenths of one percent (0.9%) of the monthly average principal balance of the Loan outstanding from the preceding month as a maintenance fee commencing on the first (1st) day of the month following the initial Advance, and continuing on the first (1st) day of each month thereafter until this Agreement is terminated and Crestmark is repaid the Indebtedness in full, including the Exit Fee (defined below).

Lockbox Fee:  Each month Borrower will pay Crestmark a Lockbox Fee in the amount of Three Hundred Fifty and no/100 Dollars ($350.00).

Exit Fee:  Borrower may elect to prepay the Obligations and/or terminate the Agreement but only upon the payment of all Obligations including the following exit fee (“Exit Fee”), as liquidated damages and not as a penalty:  Two percent (2%) of the Maximum Amount stated herein, if termination is requested more than thirty (30) days prior to October 31, 2014.  After October 31, 2014, the Exit Fee will be waived so long as Borrower notifies Crestmark in writing within thirty (30) days of Borrower’s intention to terminate the Agreement.  In the event that a Default has occurred and is continuing at the time Crestmark demands payment of the Obligations, the Exit Fee (if applicable) will be due and payable by Borrower.

5.

LOCKBOX.

The Lockbox Account means:

Crestmark Capital

P.O. Box 41047

Baton Rouge, LA  70835

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10.

REPRESENTATIONS.

(A)

FOR KMHVC, INC. - Borrower’s state of organization is Texas and its state organizational identification number is 800415407.

FOR APACHE ENERGY SERVICES, LLC - Borrower’s state of organization is Nevada and its state organizational identification number is E0004352012-3.

(F)

List Security Interests in the Collateral held by creditors other than Crestmark as Permitted

                         Encumbrances:

1.

Brent Mulliniks and Billy Cox were granted a security interest in the assets of HII Technologies, Inc. and Apache Energy Services, LLC to secure repayment of those certain 5% promissory notes dated September 27, 2012 in the aggregate principal amount of $1,300,000, provided they execute subordination agreements acceptable to Crestmark in its sole discretion.

2.

Kenton Chickering, Mitch Lukin and Reserve Financial Corp. were granted a security interest in the assets of HII Technologies, Inc. to secure repayment of those certain 10% subordinated secured promissory notes dated September 24, 2012 in the aggregate principal amount of $300,000, and Kenton Chickering was granted a security interest in the assets of HII Technologies, Inc. to secure repayment of a 10% subordinated secured promissory note dated October 31, 2012 in the principal amount of $50,000.

(J)

List Borrower’s Tradenames:  to be determined and provided to Crestmark at a later date

11.

BORROWER’S PROMISES:

E.

FINANCIAL COVENANTS:  Waived

13.

FINANCIAL REPORTS.  All financial statements are and will be prepared in accordance with GAAP applied on a consistent basis (subject to normal year-end adjustments and the absence of footnote disclosure).

Quarterly Management Prepared Financial Statements:  Each quarter, Borrower will deliver to Crestmark  management prepared financial statements, balance sheets, and profit and loss statements for quarter then ended, certified to by the president or chief financial officer of Borrower.  Such reports will set forth the financial affairs and true condition of Borrower for such time period and will be delivered to Crestmark no later than forty-five (45) days after the end of each quarter.

Accounts Receivable and Accounts Payable Aging Reports:  Borrower will furnish to Crestmark the following certified to by the president or chief financial officer of Borrower within the time periods set forth:

(a)

Accounts Receivable Reports:  Annual detailed Accounts Receivable Aging Reports no later than thirty (30) days after the end of each year; and

(b)

Accounts Payable Reports:  Weekly detailed Accounts Payable Aging Reports by vendor invoice date, every seven (7) days.  Payments must be maintained within thirty-five (35) days of vendor invoice date.

Tax Returns:  Guarantor and Borrower will each provide Crestmark with current annual tax returns prior to April 15 of each year or if an extension is filed, at the earlier of (a) filing, or (b) the extension deadline.

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Field Examinations:  If field examinations are determined necessary in Crestmark’s sole discretion, Borrower will reimburse Crestmark for the costs to perform field examinations of Borrower's books and records, assets and liabilities, to be performed by Crestmark's inspector, whether a Crestmark officer or an independent party with all expenses (whether for a Crestmark employee or otherwise, together with all out of pocket expenses including, but not limited to, transportation, hotel, parking, and meals) paid by Borrower. Field examinations are performed for Crestmark’s internal use and Crestmark has no obligation to provide Borrower or Guarantor with the results of the examination or copies of any reports or work papers in whole or in part.

Tax Deposit Evidence:  Upon Crestmark’s request, submit payroll summaries and evidence of tax payments together with copies of bank statements from which the funds are impounded.

Customer Lists:  Upon Crestmark’s request, Borrower will deliver to Crestmark detailed customer lists showing the customer's name, address, phone number and any other information Crestmark reasonably requests.

Projections:

Upon Crestmark’s request, Borrower shall deliver to Crestmark, financial projections including balance sheet, income statements, and statement of cash flows together with assumptions for the following year, broken down monthly.

Other Information:  Upon Crestmark’s request, Borrower and Guarantor will also deliver to Crestmark such other financial statements, financial reports, documentation, tax returns and other information as Crestmark requests from time to time.

18.

NOTICES.

Addresses for Notices are as set forth at the beginning of this Schedule.

21.

JOINT AND SEVERAL OBLIGATIONS.  Each Borrower hereby appoints each other Borrower as its true and lawful attorney-in-fact, with full right and power, for purposes of exercising all rights of such person under the Agreement and applicable law with regard to the transactions contemplated under the Agreement.  The foregoing is a material inducement to the agreement of Crestmark to enter into the Agreement and to consummate the transactions contemplated under the Agreement.  Each Borrower represents that all Borrowers are operated as part of one consolidated business entity and are direly dependent upon each other for and in connection with their respective business activities and financial resources.  Each Borrower will receive a direct economic and financial benefit from the obligations incurred under this Agreement and the incurrence of such obligations is in the best interest of each Borrower.

CRESTMARK:

BORROWER:

CRESTMARK COMMERCIAL

KMHVC, INC.

CAPITAL LENDING LLC

By: /s/Christy Morgan

By:  /s/Matthew C. Flemming

           Christy Morgan, 1st Vice President, Legal

Matthew C. Flemming, CEO

APACHE ENERGY SERVICES, LLC

By:  /s/Matthew C. Flemming

Matthew C. Flemming, CEO

2346694.4

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